Exhibit 10.2

AMENDMENT to SERVICES AGREEMENT

This amendment to the Services Agreement dated November 20, 2025 (this “Amendment”) is entered into as of April 15, 2026, by and between Functional Brands Inc. a Delaware corporation (the “Company”), with offices (or mailing address) at 6400 SW Rosewood Street, Lake Oswego, OR 97035 and Atlas Bookkeeping, LLC, a Nevada limited liability corporation (“Atlas”) with offices at 34522 N. Scottsdale Road, Suite 120-170, Scottsdale, AZ 85266.

The Parties agree to amend the monthly fee from $13,000 to $18,000 effective as of the date of this Amendment. All other terms of the Agreement remain unchanged.

COMPANY:		ATLAS:

By:	/s/ Eric Gripentrog	By:	/s/ David Wells
Name:	Eric Gripentrog	Name:	David Wells
Title:	CEO	Title:	Owner
Date:	April 27, 2026	Date:	April 27, 2026